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Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

The Partners
Kaneb Pipe Line Partners, L.P.:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in the joint proxy statement / prospectus. Our report refers to a change in the method of accounting for asset retirement obligations.

                      /s/ KPMG LLP

                      KPMG LLP

Dallas, Texas
January 24, 2005

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  Exhibit 23.3
Consent of Independent Registered Public Accounting Firm